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                      INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Conning Corporation:

We consent to the use of our reports incorporated herein by reference, which reports appear in the Registration Statement on Form S-1, as amended (No. 333-35993), of Conning Corporation and subsidiaries.

                                       /s/ KPMG Peat Marwick LLP


St. Louis, Missouri
December 19, 1997